Exhibit 99.1

NEWS RELEASE

CONTACT:
CONMED Corporation
Dalton Henry
Investor Relations Analyst
IR@conmed.com

CONMED Corporation Appoints John E. Gallagher as Chief Financial Officer

Largo, Fla. – June 17, 2026 – CONMED Corporation (NYSE: CNMD) today announced the appointment of John E. Gallagher as Chief Financial Officer (“CFO”), effective July 15, 2026. Mr. Gallagher succeeds Todd Garner, who remains with the Company in an advisory capacity through November 2, 2026.

“We are pleased to welcome a talented and experienced financial executive of John’s caliber to CONMED,” said Patrick J. Beyer, CONMED’s President and Chief Executive Officer. “John brings deep healthcare and medical technology experience, an extensive history of public company leadership, and a proven track record of leading global finance organizations and supporting complex strategic initiatives. His combination of industry expertise, financial leadership, and operational partnership experience make him exceptionally well-positioned to help CONMED execute its strategic priorities. I am excited to work alongside John as we focus on our strategic priorities, delivering strong execution, and creating long-term value for our shareholders.”

Mr. Gallagher brings nearly three decades of financial experience to CONMED, leading corporate finance, treasury, investor relations, financial planning and analysis, accounting, business performance management, and capital markets activities across public healthcare and industrial companies. Most recently, he served as CFO of Certara, Inc., a publicly traded pharmaceutical technology and services company, beginning in 2023. Prior to Certara, he served as CFO of Cue Health Inc., a healthcare technology company, from 2021 to 2023. Mr. Gallagher previously worked for Becton, Dickinson & Co. (“BD”), where he served in multiple roles over the course of 9 years. Upon joining BD in 2012, Mr. Gallagher was named Corporate Treasurer, a role he held throughout his tenure at the company. He was also responsible for corporate finance, including leading FP&A, and was Controller/Chief Accounting Officer during two transformative acquisitions. In 2018, he was promoted to Senior Vice President and CFO of BD’s Medical Segment, the company’s largest segment, where he partnered with leadership to drive growth, profitability, and operational performance across a global medical technology portfolio. Prior to BD, he served in various finance leadership roles at General Electric Company and Ford Motor Company. Mr. Gallagher received his MBA from the Joseph M. Katz Graduate School of Business at the University of Pittsburgh and a B.S. in Finance from Clemson University.

“I am excited to join CONMED and look forward to working closely with Pat and the rest of the CONMED team to further enhance the Company’s operating and financial performance,” said John Gallagher. “CONMED has built a differentiated portfolio in high-growth surgical categories, and I look forward to partnering with Pat and the team to drive the next chapter of value creation for our shareholders.”

About CONMED Corporation

CONMED is a medical technology company that provides devices and equipment for surgical procedures. The Company’s products are used by surgeons and other healthcare professionals in a variety of specialties including orthopedics, general surgery, gynecology, and thoracic surgery. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to the risk factors discussed in the Company’s Annual Report on Form 10-K for the full year ended December 31, 2025, listed under the heading Forward-Looking Statements in the Company’s most recently filed Form 10-Q and other risks and uncertainties, which may be detailed from time to time in reports filed by CONMED with the SEC. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.